U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K/A
__________________________
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
February 12, 1996
__________________________
Commission File Number 1-8662

PROACTIVE TECHNOLOGIES, INC.
(formerly KEYSTONE MEDICAL CORPORATION)
(Exact name of registrant as specified in its charter)

Delaware                     23-2265039
(State of Incorporation) (IRS Employer Identification No.)

7118 Beech Ridge Trail
Tallahassee, Florida                    32312
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:
(904) 668-8500


Item 1.   CHANGES IN CONTROL OF REGISTRANT

(a) On February 12, 1996, Proactive Technologies, Inc. (the "Company"), a publicly-traded Delaware corporation (Nasdaq symbol "PTEK") completed its acquisition all of the issued and outstanding shares of common stock of Capital First Holdings, Inc. and its subsidiaries ("Capital") from Mark A. Conner in exchange for approximately eighty percent (80%) of the issued and outstanding shares of common stock of the Company. In connection with such acquisition, Mr. Conner was also elected Chairman of the Board and President and Chief Executive Officer of the Company.

Capital is a real estate developer in Florida which designs and develops single-family subdivisions for residential lots and condominiums principally in the Tallahassee, Leon County and Vero Beach areas. For the twelve (12) month period ended December 31, 1995, Capital generated approximately $30.5 million in revenues and approximately $3.3 million in net income before tax. As of December 31, 1995, Capital owned approximately $26 million in Total Assets.

The Company's other primary operating subsidiary, Keystone Laboratories, Inc., will continue to operate its forensic using drug screening and confirmatory testing laboratory in Asheville, North Carolina.


Item 2.   Acquisition or Disposition of Assets

          In connection with the Company's acquisition of all of the outstanding common stock of Capital First, the Company acquired all of the real estate and other assets of Capital First. See discussion of this acquisition in Item 1 above, and Financial Statements in Item 7, below.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          The following are included in this Item 7 with respect to Capital First Holdings, Inc. and Subsidiaries:

               Report of Independent Accountants.

               Consolidated Balance Sheet, December 31, 1995.

               Consolidated Statement of Operations and Retained Earnings
               for the year    ended December 31, 1995.

               Consolidated Statement of Cash Flows for the year ended December 31, 1995.

Notes to the Consolidated Financial Statements.



Report of Independent Accountants

We have audited the accompanying consolidated balance sheet of Capital First Holdings, Inc. and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital First Holdings,Inc. and Subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                              Coopers & Lybrand L.L.P.

Atlanta, Georgia
April  19, 1996

Capital First Holdings, Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 1995

ASSETS
Real estate inventories:
  Houses and condominiums                   $1,749,448
  Developed lots                             8,912,142
  Land under development                     6,887,158
  Land                                       2,306,893
                                             -----------
                                             19,855,641
Cash and cash equivalents, including restricted
  cash of approximately $237,717                292,935
Notes receivable                                265,211
Property and equipment, net                     985,385
Deferred income taxes                           723,312
Other assets                                    184,148
                                             -----------
Total assets                                 $22,306,632
                                             ============

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Notes payable                                $15,127,200
Accounts payable and accrued expenses            850,733
Customer deposits                                156,222
Income taxes payable                           1,611,928
Deferred revenue                               1,578,064
Deferred compensation payable                    923,382
                                             -----------
     Total liabilities                         20,247,529

Shareholder's equity:
Commitments and contingent liabilities

Common stock, $.001 par value, 10,000,000 shares
  authorized, 6,000,000 issued and outstanding      6,000
Additional paid-in capital                        595,210
Retained earnings                               1,457,893
                                             -----------
     Total shareholder's equity                 2,059,103
                                             -----------
Total liabilities and shareholder's equity    $22,306,632
                                             ============


The accompanying notes are an integral part of these consolidated financial statements.

Capital First Holdings, Inc. and Subsidiaries
Consolidated Statement of Operations and Retained Earnings for the year ended December 31, 1995


Sales                                           $29,970,961
Cost of sales                                    23,701,542
                                                 -----------
     Gross profit                                 6,269,419

Selling, general and administrative expenses      1,577,420
Interest expense                                  2,435,605
Other, net                                         (480,132)
                                                 -----------
Income before income taxes and discontinued
  operations                                       2,736,526

Income tax expense                                   980,501
                                                 -----------
Net income before discontinued operations          1,756,025

Discontinued operations:
Loss from operations of Golden Eagle (less
  applicable income tax benefit of $186,996)      309,936
Loss on disposal of Golden Eagle (less
  applicable income tax benefit of $67,862)       112,477
                                             -----------
Net income                                      1,333,612

Retained earnings, beginning of the year          124,281
                                             ------------
Retained earnings, end of the year             $1,457,893
                                             ============


The accompanying notes are an integral part of these consolidated financial statements.

Capital First Holdings, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
for the year ended December 31, 1995

Cash flows from operating activities:
Net income                                          $1,333,612
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                      301,385
     Loss on completed venture                         200,534
     Loss on disposal of Golden Eagle                  180,339
     Loss on impairment of real estate                 535,683
     Decrease in real estate inventories             8,932,661
     Decrease in deferred income taxes                 325,980
     Decrease in accounts receivable                   301,011
     Increase in notes receivable                     (137,524)
     Decrease in other assets                          166,868
     Decrease in accounts payable and accrued expenses (731,531)
     Decrease in customer deposits                     (513,857)
     Decrease in deferred compensation payable         (301,618)
     Increase in deferred revenue                      1,143,422
     Increase in accrued income taxes                    176,524
                                                     ------------
          Net cash provided by operating activities    11,913,489
                                                      -----------
Cash flows from investing activities:
Proceeds from disposal of Golden Eagle                 3,116,003
Distribution from completed venture                      497,752
Investment in real estate ventures                      (162,562)
Purchase of property and equipment                      (245,482)
Proceeds from disposal of property, plant and equipment   56,482
Decrease in due to affiliates                         (2,526,889)
                                                      ------------
          Net cash provided by investing activities      735,304
                                                     ------------
Cash flows from financing activities:
Repayment of amounts borrowed                          (17,672,939)
Proceeds from issuance of notes payable                  4,927,451
                                                      ------------
          Net cash used in financing activities        (12,745,488)
                                                      ------------
Net decrease in cash and cash equivalents                  (96,695)

Cash and cash equivalents at beginning of period           389,630
                                                      ------------
Cash and cash equivalents at end of period                $292,935
                                                      ============
Supplemental disclosures of cash flow information:
  Cash paid during period for:
     Interest                                        $2,302,657
     Taxes                                             $549,119

The accompanying notes are an integral part of these consolidated financial statements.

Capital First Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

 1. Summary of Significant Accounting Policies:

     Description of the Business

     Capital First Holdings, Inc. and Subsidiaries (the "Company") is a developer of land for sale to residential home-builders and individuals with its principal operations located in Northern Florida. As of December 31, 1995,the Company owns property in approximately 35 subdivisions.

     The Company was formed on January 27, 1994 primarily to acquire Capital First, Inc., Marketprice Properties, Inc., Jamesmark, Inc., North Beach Holdings, Inc., and Golden Eagle of Tallahassee, Inc. (the "Subsidiaries"). The acquisition of the Subsidiaries was effective January 31, 1994 and occurred through the issuance of 6,000,000 shares of the Company's common stock for all of the outstanding stock of the acquired companies.

     On December 28, 1995, the Company was party to a stock purchase agreement between the sole shareholder and Proactive Technologies, Inc. ("PTEK"), a Delaware Corporation. Under the terms of the agreement, which closed on February 15, 1996, PTEK purchased all of the outstanding stock of the Company from the sole shareholder in return for a specified number of shares of previously unissued PTEK common stock. Subsequent to this transaction, the sole shareholder of the Company owned approximately
     80% of PTEK, and the Company became a wholly owned subsidiary of PTEK.

     Principles of  Consolidation

     The financial statements include the Company and its wholly-owned subsidiaries. Investments in which the Company does not own a majority interest but exerts significant but not controlling influence are reported under the equity method. All significant intercompany balances and transactions have been eliminated.
     Cash and Cash Equivalents

     The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

     The Company is required under certain mortgages to maintain deposits as collateral. Such balances are reflected as restricted cash on the accompanying balance sheet.

     Real Estate Inventories

     Real estate inventories are recorded at the lower of cost or estimated net realizable value. Expenditures for land development are capitalized and allocated to development projects by the specific identification method. Costs are allocated to specific lots based on a ratio of the lot sales price to the estimated total project sales price times the total project costs incurred. Interest costs and real estate taxes are capitalized while development is in progress. Total interest capitalized in 1995 was approximately $760,000.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the assets' estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred and expenditures for improvements which extend the useful life or add value to the asset are capitalized.

     Sales and disposals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in income.

     Revenue Recognition

     The Company records revenue on the sale of real estate properties once the Company has fulfilled its obligation under the sales contract and is not obligated to perform significant activities after the sale to earn its profit. Revenue is only recognized when the collectibility of the sales price is reasonably assured. When land is sold prior to the completion of development by the Company, the related revenue and profit is recognized under the percentage- of-completion method as the development is completed. Generally, the Company does not provide financing on its sales of property.

     Utility rebates due from the City of Tallahassee for water and sewer lines built by the Company are recognized in income in the year the rebates are fixed and determinable. During 1995, rebate income of approximately $506,000 is recorded as a reduction of cost of sales.

     Income Taxes

     The Company's income taxes are accounted for in accordance with the liability method as provided under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred income taxes are recognized for the tax consequences of differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The measurement of deferred tax assets is reduced, if necessary, by the amount of any benefits that, based on available evidence, are not expected to be realized.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
     Actual results could differ from those estimates.

 2. Property and Equipment:

     Property and equipment consists of the following:

          Land and land improvements                   $253,267
          Buildings and building improvements           403,426
          Vehicles                                      277,089
          Furniture, fixtures and equipment             205,538
                                                      ---------
                                                      1,139,320
          Accumulated depreciation                     (153,935)
                                                      ---------
                                                       $985,385
                                                      =========
     3.  Investments In Real Estate Ventures:

     The Company has certain investments in real estate partnerships formed to manage specific development projects. The investment balances at December 31, 1995 are included in other assets and consist of the following:

          Piney-Z, Ltd., 33 1/3% interest              $103,000
          Countryside Partnership, 50% interest          69,563
                                                      ---------
                                                       $172,563
                                                      =========

     The Company is a general partner in these partnerships and has a significant but not controlling interest. Day-to-day operations are managed by the other partner with major transactions, such as the acquisition, disposition or financing of property requiring joint approval. As general partner, the Company is liable for the debt and obligations of the partnerships.

     Piney-Z, Ltd. was formed on October 26, 1995 and was substantially inactive during 1995.

     Summarized financial information for Countryside Partnership as of and for the year ended December 31, 1995 is as follows:
                                                  (Unaudited)
          Real estate                             $1,549,740
          Other assets                                 4,339
                                                  ---------
          Total assets                            $1,554,079

          Mortgage debt                           1,186,351
          Other liabilities                         204,318
                                                  ---------
                                                  1,390,669
          Partnership equity                        163,410
                                                  ---------
                                                  $1,554,079
                                                  ===========
          Revenues and net income                    $27,007
                                                  ===========

     During 1995 Northampton Partners, a partnership in which the Company held a 50% interest, completed the development and sale of its land, settled all remaining liabilities and distributed its equity to the Partners.
     The Company received net proceeds of approximately $498,000 and recorded a loss of approximately $201,000. The loss is included in other, net on the statement of operations and retained earnings.

 4. Mortgage loans payable:

     At December 31, 1995 mortgage debt consisted of the following:

     Notes payable to Killearn Properties, Inc.
       ("KPI") with interest rates ranging from
       7% to 10% and varying maturity dates through 1998.
       Interest is paid either quarterly or semi-annually.
       The notes    were in default as certain scheduled
       principal payments had not been made; accordingly,
       on December 29, 1995, the agreement was modified
       to waive any existing default and modify the    payment
       terms such that principal and interest payments are
       due when lots of the related collateral are released
       for sale. These notes are collateralized by portions
       of the developed lots,  land under development and land.  $7,172,473

     Notes payable to financial institutions with interest
       rates ranging from 9.75% to 10.5% with several of
       the notes having variable interest rates at prime
       plus 1% or 1 1/2%.  Interest is due monthly and
       principal is due in balloon payments at varying dates
       through 1997.  The notes are collateralized by portions
       of the developed lots, land under development and land.   6,270,318

     Notes payable to financial institutions with interest
       rates ranging from 7.25% to 8%. Payment terms differ with some paying interest monthly with balloon payments in 1996 and others paying principal and interest monthly with maturity dates from 2013 to 2025.  The
       notes are collateralized by portions of the houses
       and condominiums.                               1,151,513

     Other notes payable                               532,896
                                                       -----------
                                                       $15,127,200


          All indebtedness which is collateralized by real property include contingent principal and interest payments due when lots of the
          related collateral are released for sale.   Substantially all of
          the notes are guaranteed by the sole stockholder.   Additionally,
          approximately $1,733,000 of the notes payable to financial institutions are guaranteed by KPI.

          The Company has approximately $1.5 million available under existing loan arrangements for use in completing development of certain of its properties.

          The notes payable to KPI and approximately $1,733,000 of the notes payable to financial institutions are collateralized by the stock of the Company with KPI's collateral position being subordinate.

          Maturities of the notes payable, some of which are dependent on the sale of lots, are as follows at December 31, 1995:

               Year                     Amount
               1996                      $9,999,034
               1997                       4,393,572
               1998                          13,854
               1999                          14,928
          2000                               16,087
          2001 and thereafter               689,725
                                        -----------
          Total                         $15,127,200
                                        ============

 5. Income Taxes:

     The components of income tax expense attributable to continuing operations at December 31, 1995 are as follows:

                                   Federal        State          Total
     Current                      $558,856       $95,665   $654,521
     Deferred                      394,665        (68,685)  325,980
                                   ---------      --------  ---------
                                   $953,521       $26,980   $980,501
                                   =========      ========= =========

     Total income tax expense attributable to continuing operations differs from the amount computed by applying the U.S. federal statutory tax rate to pretax income from continuing operations primarily due to the effect of state taxes.

     Income taxes payable at December 31, 1995 includes taxes payable from 1994 of approximately $1,212,000 which were paid in February 1996.

     The components of the net deferred tax asset at December 31, 1995 are as follows:

     Real estate inventories            $(217,232)
     Deferred compensation              347,192
     Deferred revenue                   593,352
                                        ----------
                                        $723,312
                                        ==========

     The valuation allowance at December 31, 1994 of approximately $138,000 was recognized into income during 1995 due to the profitable operations of the Company.

 6. Commitments and Contingencies:

     The Company is obligated under a purchase agreement with KPI to purchase certain lots for a set price per lot. As the Company locates a third party buyer for each lot, the Company purchases the lot from KPI and subsequently sells it to the third party. During 1995, the Company purchased 18 lots from KPI for approximately $566,000 and earning revenues of approximately $628,000. As of December 31, 1995, 21 lots with an approximate purchase price of $641,000 remained under this commitment.

 7. Related Party Transactions:

    During the year, the Company made aggregate advances and repayments ofloans of approximately $2.1 million to the sole stockholder, approximately $605,000 to affiliated companies, and approximately $1.6 million to a former stockholder. All related party advances were repaid during 1995 either through cash payments or increases in compensation expense to the sole stockholder.

     In March 1995, the sole stockholder of the Company acquired from the Company's then other stockholder, the remaining 50% of the outstanding stock of the Company.

    The Company has a compensation agreement with the former stockholder which resulted in the Company agreeing to pay compensation to the former stockholder of $1.4 million for services rendered. The $1.4 million is payable in five equal, monthly payments of $10,000 made throughout 1995 and in $4,000 payments for each lot sale made in specified developments.
    During 1995 a total of $412,000 was paid under this compensation agreement. Based on an imputed interest rate of 10%, total interest incurred in 1995 amounted to approximately $133,000 and the remaining principal balance at December 31, 1995 equals approximately $882,000 and is included in deferred compensation payable.

   Additionally, as part of the compensation agreement, a payable of $65,000 was established for utility rebates to be passed through to the former stockholder. Approximately $24,000 of these rebates were paid during 1995. The remaining payable of approximately $41,000 is included in deferred compensation payable.

 8. Concentration of Credit Risks:

    The Company currently utilizes only one vendor in the development of its land inventories. Although there are a limited number of development companies in the area, management believes that other suppliers could provide similar services on comparable terms. A change in vendors, however, could cause a delay in development and a possible loss of sales, which would adversely affect operating results.

 9. Discontinued Operations:

    In a prior year, the Company acquired a golf and country club in connection with its purchase of contiguous land which it planned to develop. The Company operated the country club in order to ensure the retention of value and maintenance of certain standards to support the value in the surroundin property. On September 27, 1995, the Company sold the country club to an unrelated party for aggregate proceeds of approximately $3.1 million. The Company had previously provided a reserve against the valuation of the property of $1.5 million and the net loss realized during 1995, after giving effect to the provision previously recorded, was approximately $180,000. The operating results of Golden Eagle have been presented as a discontinued operation for the period in 1995 up to the date sold and the resulting loss on disposal has been presented as the loss on disposal of discontinued operation in the accompanying financial statements.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PROACTIVE TECHNOLOGIES, INC.


Date:       10/9/96              By:     /s/ Mark A. Conner
                                         Mark A. Conner
                                         President